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                                                                 EXHIBIT 10.11.4

                            FOURTH AMENDMENT TO THE
                                FIRST USA, INC.
                            1991 STOCK OPTION PLAN
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     WHEREAS, First USA, Inc. a Delaware corporation (the "Company"), has heretofore maintained the First USA, Inc. 1991 Stock Option Plan (the "Plan") for the benefit of certain employees; and

     WHEREAS, the Company considers it advisable to amend the Plan to clarify the original intent of the Plan with respect to the full vesting of options upon the death or disability of an optionee; and

     WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors of the Company approved this Amendment on October 16, 1996;

     NOW, THEREFORE, the Company hereby amends the Plan by deleting Paragraph
(f) of Section 4 of the Plan in its entirety and inserting therefore the following:

          (f) Death, Disability or Retirement of Optionee.  If an Optionee shall
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     die while employed by the Company, or one of its direct or indirect subsidiaries, or if the Optionee's employment shall terminate by reason of disability, all Options theretofore granted to such Optionee shall fully vest and be 100% exercisable and may, unless earlier terminated in accordance with its terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee, at any time within six (6) months (or such longer period as may be determined by the Committee in its sole discretion) after the date of death or disability of the Optionee. If Optionee terminates employment with the Company or one of its subsidiaries, by reason of Retirement (as defined below), then the Committee, in its discretion, may determine whether or not the Option will vest in part or whole, and any additional terms applicable to such vesting. "Retirement" shall mean such circumstances determined as retirement in the sole discretion of the Committee. If an Optionee shall die within three (3) months after the termination of such Optionee's employment, other than for cause (as determined by the Committee), all Options theretofore granted to such Optionee (to the extent such Options were exercisable at the time of death) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee, at any time within six (6) months (or

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     such longer period as may be determined by the Committee in its sole discretion) after the date of death of the Optionee.

     IN WITNESS WHEREOF, the Company has adopted this amendment as of the Effective Date.

                                FIRST USA, INC.



                                By: /s/ PHILIP E. TAKEN
                                    --------------------------------------------

                                Title: Senior Vice President and General Counsel
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